Exhibit 99.1

NEWS RELEASE

Contact Information:
Kevin Angel, +1 703 661-9006
kevin.angel@vastera.com

Susan Diegelman, +1 703.287.7816
sdiegelman@sheahedges.com

Vastera Announces Fourth Quarter Results for 2003

•

Results for quarter in-line with guidance

•

$56 million in cash and investments at year-end

•

Goodwill and intangible write-down of $69 million

Dulles, VA, — (January 29, 2004) — Vastera, Inc. (Nasdaq: VAST), the worldwide leading provider of solutions for Global Trade Management (GTM), today announced results for the fourth quarter and year ending December 31, 2003.

Total revenues for the fourth quarter were $21.1 million, up 7% over last year's fourth quarter, but down 3% sequentially. Managed services revenues for the quarter were $13.9 million, up 13% over last year, but down 1% sequentially.  Total revenues for 2003 were $85.2 million, up 12% over the prior year.  Managed services revenues for the year were $55.2 million, up 22% over the prior year.

In the fourth quarter, the Company recorded a $69.0 million write-down of goodwill and intangible assets associated with its prior acquisitions.  The write-down is a result of the Company's annual review of goodwill and intangible assets, which considered its current performance, slowed growth and other market conditions.  Including the write-down, the Company’s reported net loss for the fourth quarter was $69.6 million, or a loss of $1.67 per share.  The loss reported for the quarter compares to a net loss of $508,000, or a loss of $0.01 per share, in the same quarter last year. Pro forma earnings(1) for the quarter were $187,000, or $0.00 per share, compared to pro forma earnings of $276,000, or $0.01 per share, in the same quarter last year. In the quarter, the Company also generated $1.6 million of EBITDA, as adjusted(1). The Company ended the quarter with $56.4 million of cash and short-term investments, up from $53.1 million at the end of the prior quarter.

(1) Pro forma earnings (loss) and EBITDA, as adjusted, are non-GAAP financial measures that exclude certain GAAP items as identified in the financial information tables that follow. Although pro forma earnings (loss) and EBITDA, as adjusted, are not U.S. GAAP financial measures, management believes they are appropriate financial measures of the Company's operating performance for the reasons stated in the Company's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2003.

1

The Company’s reported net loss for the year was $71.2 million, or a loss of $1.73 per share, which includes the $69.0 million goodwill and intangible impairment charge.  This compares to a net loss of $11.4 million, or a loss of $0.28 per share, in the prior year.  Pro forma earnings for the year were $2.0 million, or $0.05 per share, compared to a pro forma loss of $2.6 million, or a loss of $0.07 per share, in the prior year.  In 2003, the Company also generated $7.4 million of EBITDA, as adjusted, compared to $1.4 million in the prior year.

Vastera closed 17 deals in the quarter, 4 with new clients and 13 with existing clients. Of the 17 deals, 8 were Software/Managed Services and 9 were Trade Management Consulting. Deals signed in this quarter included those with Marubeni, Nichiman and Lucent Brazil.

“While our prospects for growth look good for the long-term based on our strong leadership position in Global Trade Management, we have some work to do over the next 12 to 24 months to increase sales,” said Tim Davenport, President and CEO of Vastera.  “We recently made a number of significant changes in the leadership of the company and are in the process of focusing our resources to re-energize the growth of our business."

Recent Events

In January 2004, Arjun Rishi resigned as a director of Vastera to devote more time to other business interests.  The Company expects to name a replacement in the coming months.

Financial Guidance

For the first quarter ending March 31, 2004, the Company expects revenues of between $20.0 — $20.5 million, with a pro forma loss per share of approximately ($0.02).  The Company expects 2004 total year revenues of approximately $80 — $85 million and a pro forma net loss per share of between approximately ($0.08) — ($0.13).

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Earnings Call Details

Vastera will be hosting its fourth quarter earnings conference call on Thursday, January 29, at 4:30 p.m. EST. The call is scheduled to last one hour.

Interested parties may access the call by dialing a toll-free number in the U.S. +1 (800) 310-6649, and a caller-paid number from outside of the U.S. +1 (719) 457-2693. The participant code for the call is 688086. Participants are asked to dial in five to ten minutes prior to the scheduled start time.

A replay of the call will be available through February 6, 2004, by dialing a toll-free number in the U.S. +1 (888) 203-1112, and caller-paid number from outside of the U.S. +1 (719) 457-0820. The participant code for the replay call is 688086.

About Vastera

Vastera is the worldwide leader in providing solutions for Global Trade Management (GTM).  Utilizing Vastera’s GTM solutions, clients realize significant reductions in costs to manage their global trade operations while improving compliance with government regulations and service levels to end customers.   Vastera’s GTM solutions include: TradeSphere (software), Trade Management Consulting (business process consulting), and Managed Services (business process outsourcing).  As the only publicly traded company focused exclusively on global trade, Vastera has nearly 600 professionals, in 13 countries, with over 400 clients utilizing Vastera GTM solutions.  For more information, please visit www.vastera.com

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are forward looking statements, which are subject to the many risks and uncertainties that exist in Vastera’s operations and business environment. The Company does not intend to update such forward looking statements. These risks and uncertainties may cause actual results to differ materially from the expected results and include, but are not limited to, Vastera’s limited operating history, history of losses and anticipation of continued losses, potential volatility of quarterly operating results, the ability to successfully implement Vastera’s expansion plans, risks related to the Internet, risks related to legal uncertainty and other risks which are set forth in more detail in Vastera’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as other reports and documents filed from time to time with the Securities and Exchange Commission.

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VASTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	December 31, 2003	December 31, 2002
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,046	$23,696
Short-term investments	40,402	33,261
Accounts receivable, net of allowance for doubtful accounts of $994 and $948, respectively	17,599	18,409
Prepaid expenses and other current assets	4,212	2,535
Total current assets	78,259	77,901
Property and equipment, net	10,806	11,934
Intangible assets and goodwill, net	6,907	74,755
Deposits and other assets	1,292	974
Total assets	$97,264	$165,564

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit and capital lease obligations, current	$1,867	$2,150
Accounts payable	921	4,277
Accrued expenses	5,260	6,937
Accrued compensation and benefits	3,452	1,543
Deferred revenue, current	9,451	9,446
Total current liabilities	21,951	24,353
Long-term liabilities:
Line of credit and capital lease obligations, net of current portion	698	1,078
Deferred revenue, net of current portion	2,393	2,476
Total liabilities	24,042	27,907
Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value; 100,000 shares authorized; 41,745 and 40,490 shares issued and outstanding, respectively	417	405
Additional paid-in capital	327,234	323,010
Accumulated other comprehensive loss	(715)	(2,280)
Deferred compensation	(46)	(988)
Accumulated deficit	(253,668)	(182,490)

Total stockholders’ equity	73,222	137,657

Total liabilities and stockholders’ equity	$97,264	$165,564

VASTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Managed services revenues	$13,903	$12,281	$55,246	$45,216
Software revenues	2,830	2,928	11,382	12,523
Services revenues	4,335	4,520	18,603	18,639
Total revenues	21,068	19,729	85,231	76,378

Cost of revenues:
Cost of managed services revenues	7,645	6,895	30,133	24,219
Cost of software revenues	561	662	2,671	2,533
Cost of services revenues	3,380	3,330	13,807	13,756

Operating expenses:
Sales and marketing	2,327	2,704	9,163	11,974
Research and development	2,905	2,646	11,895	13,189
General and administrative	2,887	2,123	11,023	9,608
Depreciation	1,325	1,290	5,170	4,643
Intangible amortization expense	736	698	2,842	2,608
Restructuring	(228)	(274)	(228)	3,336
Impairment of goodwill and intangibles	69,005	—	69,005	—
Stock-based compensation	108	472	942	2,619
Total operating expenses	79,065	9,659	109,812	47,977

Loss from operations	(69,583)	(817)	(71,192)	(12,107)
Other income, net	149	197	597	922
Loss before income taxes	(69,434)	(620)	(70,595)	(11,185)
Income taxes	(125)	112	(583)	(173)

Net loss	$(69,559)	$(508)	$(71,178)	$(11,358)

Basic and diluted net loss per common share	$(1.67)	$(0.01)	$(1.73)	$(0.28)

Weighted-average common shares outstanding	41,668	40,408	41,128	40,015

VASTERA, INC.

OTHER SELECTED FINANCIAL DATA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002

Pro forma earnings (loss) *	$187	$276	$1,966	$(2,622)
EBITDA, as adjusted *	$1,615	$1,494	$7,361	$1,449

Pro forma earnings (loss) per common share, basic *	$0.00	$0.01	$0.05	$(0.07)
Pro forma earnings (loss) per common share, diluted *	$0.00	$0.01	$0.05	$(0.07)

Pro forma weighted-average common shares outstanding, basic	41,668	40,408	41,128	40,015
Pro forma weighted-average common shares outstanding, diluted	42,361	41,383	42,348	40,015

*  The items excluded from the financial performance measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) to derive (i) pro forma earnings (loss) and (ii) EBITDA, as adjusted, and management’s rationale for using such non-GAAP financial measures to evaluate operating performance and liquidity of the Company are discussed in the Management’s Disclosure of Non-GAAP Financial Measures section of the Company’s most recent quarterly report on Form 10-Q filed with the SEC on November 12, 2003.

VASTERA, INC.

RECONCILIATION OF US GAAP NET LOSS TO PRO FORMA RESULTS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002

U.S. GAAP net loss	$(69,559)	$(508)	$(71,178)	$(11,358)
Add:
Intangible amortization expense	736	698	2,842	2,608
Restructuring	(228)	(274)	(228)	3,336
Impairment of goodwill and intangibles	69,005	—	69,005	—
Stock-based compensation	108	472	942	2,619
Income taxes	125	(112)	583	173

Pro forma earnings (loss) *	187	276	1,966	(2,622)
Add:
Depreciation	1,325	1,290	5,170	4,643
Amortization of revenue discounts related to customer contracts	85	75	320	300
Amortization of capitalized internal-use software costs	167	50	502	50
Other income, net	(149)	(197)	(597)	(922)

EBITDA, as adjusted *	$1,615	$1,494	$7,361	$1,449

RECONCILIATION OF PRO FORMA BASIC TO DILUTED
WEIGHTED AVERAGE SHARES OUTSTANDING
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002

Pro forma weighted-average common shares outstanding, basic	41,668	40,408	41,128	40,015
Dilutive effect of employee stock options	693	975	1,220	—

Pro forma weighted-average common shares outstanding, diluted	42,361	41,383	42,348	40,015